Filed pursuant to Rule 424(b)(3)
Registration No. 333-188308

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Class A Common Stock, $0.01 par value	839,658 shares	$34.44	$28,913,623.23	$3,943.82

(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices as reported on the New York Stock Exchange on May 10, 2013.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-188308) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement to Prospectus dated May 3, 2013.

839,658 Shares

Class A Common Stock

This prospectus supplement relates to the public offering of 839,658 shares of Lazard Ltd Class A common stock which are held by the selling shareholders identified in this prospectus supplement. This offering is not being underwritten, and the selling shareholders may elect, but have no obligation, to sell all or a portion or none of their shares in this offering.

The prices at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. Lazard Ltd will not receive any proceeds from the sale of the shares being sold by the selling shareholders.

Lazard Ltd’s Class A common stock is listed on the New York Stock Exchange under the symbol “LAZ”. The last reported sale price of Lazard Ltd Class A common stock on May 10, 2013 was $34.56 per share. Lazard Ltd’s principal executive offices are located at 30 Rockefeller Plaza, New York, New York 10020. Lazard Ltd’s telephone number is (212) 632-6000.

Investing in Lazard Ltd Class A common stock involves risks. See “Risk Factors” beginning on page S-2 of this prospectus supplement and page 3 of the accompanying prospectus and “Item 1A. Risk Factors” on page 15 of our Annual Report on Form 10-K for the year ended December 31, 2012 to read about factors you should consider before buying shares of Lazard Ltd Class A common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 13, 2013.

Prospectus Supplement

Prospectus

No person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. We take no responsibility for, nor can we provide any assurance as to the reliability of, any information that others may give you. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement or the accompanying prospectus is current only as of its date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, unless we specify otherwise, when we refer only to the “prospectus”, we are referring to both parts combined.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares being offered and other information you should know before investing. You should carefully read this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information” before investing in our Class A common stock, which we refer to in this prospectus supplement as our “common stock”.

In this prospectus supplement, unless the context otherwise requires, the terms:

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“Lazard”, “we”, “our”, “us” and the “Company” refer to Lazard Ltd, a Bermuda exempted company whose shares of Class A common stock are publicly traded on the New York Stock Exchange under the symbol “LAZ”, and its subsidiaries, including Lazard Group.

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“Lazard Group” refers to Lazard Group LLC, a Delaware limited liability company that is the holding company for the subsidiaries that conduct Lazard’s business (which includes all of the businesses, subsidiaries, assets and liabilities of Lazard Ltd and Lazard Group, and which we refer to in this prospectus supplement as “our business”).

We prepare our financial statements in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or “U.S. GAAP”, including all of the financial statements incorporated by reference or included in this prospectus supplement. Our fiscal year ends on December 31. In this prospectus supplement, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus supplement or the accompanying prospectus and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

RISK FACTORS

You should carefully consider the following risk factors and the risk factors incorporated by reference into this prospectus supplement and all of the other information set forth in this prospectus supplement or incorporated by reference in this prospectus supplement, including our consolidated financial statements and related notes, before deciding to purchase shares of common stock offered by this prospectus supplement. For a discussion of the risks related to our business, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as updated by annual, quarterly and other reports and documents we file with the SEC which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The following risk factors and the risk factors incorporated by reference into this prospectus supplement describe material risks of which we are aware. If any of the events or developments described below actually occurred, our business, financial condition or results of operations would likely suffer.

Risks Related to this Offering

The market price and trading volume of our common stock may be volatile, and you may not be able to resell your shares at or above the price at which you purchase such shares in this offering.

The price of our common stock in this offering will be determined by the prevailing market price for the shares or through negotiated transactions. The price at which you purchase such shares in this offering may not be indicative of the market price of the common stock after this offering. The market price of our common stock will likely continue to fluctuate in response to the following factors, some of which are beyond our control, including the following:

•	quarterly fluctuations in our operating results,

•	changes in investors’ and analysts’ perception of the business risks and conditions of our business,

•	broader market fluctuations,

•	general economic and political conditions,

•	acquisitions and financings, including the potential issuance of shares of our common stock as consideration for past or future acquisitions and other transactions,

•	the issuance of shares of our common stock in exchange for the LAZ-MD Holdings exchangeable interests,

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sale of a substantial number of shares of our common stock held by our existing security holders in the public market, including shares issued upon vesting of outstanding restricted stock units and vested restricted stock, and

•	general conditions in the financial services industry.

As a result, shares of our common stock may trade at prices significantly below the price at which you purchase such shares in this offering. Declines in the price of our common stock may adversely affect our ability to retain and attract key employees, including our managing directors and other key employees.

Should we be liquidated at our book value, investors would not receive the full amount of their investment.

The market price per share of our common stock exceeds the book value per share of our common stock. Accordingly, should we be liquidated at our book value, investors would not receive the full amount of their investment.

Lazard Ltd is a holding company and, accordingly, depends upon distributions from Lazard Group to pay dividends and taxes and other expenses.

Lazard Ltd is a holding company and has no independent means of generating significant revenue. We control Lazard Group through our indirect control of both of the managing members of Lazard Group. Our wholly-owned subsidiaries incur income taxes on their proportionate share of any net taxable income of Lazard Group in their respective tax jurisdictions. We intend to continue to cause Lazard Group to make distributions to its members, including our wholly-owned subsidiaries, in an amount sufficient to cover all applicable taxes payable by us and dividends, if any, declared by us. To the extent that our subsidiaries need funds to pay taxes on their share of Lazard Group’s net taxable income, or if Lazard Ltd needs funds for any other purpose, and Lazard Group is restricted from making such distributions under applicable law or regulation, or is otherwise unable to provide such funds, it could materially adversely affect our business, financial condition or results of operations.

Lazard Ltd may issue preference shares and our bye-laws and Bermuda law may discourage takeovers, which could affect the rights of holders of our common stock.

We currently have 15,000,000 authorized preference shares, of which 7,921 shares of Series A preferred stock are issued and outstanding. Our board of directors currently has the authority to issue up to 14,992,079 preference shares without any further vote or action by the shareholders, in accordance with the provisions of our bye-laws. Since the preference shares could be issued with liquidation, dividend and other rights superior to those of our common stock, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any such preference shares. The issuance of preference shares could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Further, the provisions of our bye-laws, including our classified board of directors and the ability of shareholders to remove directors only for cause, and of Bermuda law, could have the effect of delaying or preventing a change in control of Lazard Ltd.

Lazard Ltd is incorporated in Bermuda, and a significant portion of its assets are located outside the U.S. As a result, it may not be possible for shareholders of Lazard Ltd to enforce civil liability provisions of the U.S. Federal or state securities laws.

Lazard Ltd is incorporated under the laws of Bermuda, and a significant portion of its assets are located outside the U.S. It may not be possible to enforce court judgments obtained in the U.S. against Lazard Ltd in Bermuda, or in countries other than the U.S. where Lazard Ltd has assets, based on the civil liability provisions of the Federal or state securities laws of the U.S. In addition, there is some doubt as to whether the courts of Bermuda and other countries would recognize or enforce judgments of U.S. courts obtained against Lazard Ltd or its directors or officers based on the civil liabilities provisions of the Federal or state securities laws of the U.S. or would hear actions against Lazard Ltd or those persons based on those laws. Lazard Ltd has been advised by its legal advisors in Bermuda that the U.S. and Bermuda do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any Federal or state court in the U.S. based on civil liability, whether or not based solely on U.S. Federal or state securities laws, would not automatically be enforceable in Bermuda. Similarly, those judgments may not be enforceable in countries other than the U.S. where we have assets.

Bermuda law differs from the laws in effect in the U.S. and may afford less protection to our shareholders.

Our shareholders may have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the U.S. As a Bermuda company, Lazard Ltd is governed by the Companies Act 1981 of Bermuda, which we refer to in this prospectus supplement as the “Companies Act”. The Companies Act differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including the provisions relating to interested directors, mergers, amalgamations and acquisitions, takeovers, shareholder lawsuits and indemnification of directors.

Under Bermuda law, the duties of directors and officers of a company are generally owed to the company only. Shareholders of Bermuda companies generally do not have rights to take action against directors or officers of the company, and may only do so in limited circumstances. Officers of a Bermuda company must, in exercising their powers and performing their duties, act honestly and in good faith with a view to the best interests of the company and must exercise the care and skill that a reasonably prudent person would exercise in comparable circumstances. Directors have a duty not to put themselves in a position in which their duties to the company and their personal interests may conflict and also are under a duty to disclose any personal interest in any contract or arrangement with the company or any of its subsidiaries. If a director or officer of a Bermuda company is found to have breached his or her duties to that company, he or she may be held personally liable to the company in respect of that breach of duty. A director may be liable jointly and severally with other directors if it is shown that the director knowingly engaged in fraud or dishonesty. In cases not involving fraud or dishonesty, the liability of the director will be determined by the Bermuda courts on the basis of their estimation of the percentage of responsibility of the director for the matter in question, in light of the nature of the conduct of the director and the extent of the causal relationship between his or her conduct and the loss suffered.

In addition, our bye-laws provide that no director shall be liable to the Company, any of our shareholders or any other person for the acts, neglects or defaults of any other director, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency, or tortuous act of any person with whom any moneys, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default, or oversight on his or her part, or for any other loss, damage, or misfortune whatever which shall happen in relation to the execution of the duties of his or her office, provided that such provisions shall not extend to any matter which would render any of them void under the Companies Act.

There are provisions in our bye-laws that may require certain of our non-U.S. shareholders to sell their shares to Lazard Ltd or to a third party.

Our bye-laws provide that if our board of directors determines that we or any of our subsidiaries do not meet, or in the absence of repurchases of shares will fail to meet, the ownership requirements of a limitation on benefits article of any bilateral income tax treaty with the U.S. applicable to us, and that such tax treaty would provide material benefits to us or any of our subsidiaries, we generally have the right, but not the obligation, to repurchase at fair market value (as determined in the good faith discretion of our board of directors) shares of our common stock from any shareholder who beneficially owns more than 0.25% of the outstanding shares of our common stock and who fails to demonstrate to our satisfaction that such shareholder is either (a) a U.S. citizen or (b) a qualified resident of the U.S. or the other contracting state of the applicable tax treaty (as determined for purposes of the relevant provision of the limitation on benefits article of such treaty). Natixis S.A. (“Natixis”) is not subject to this repurchase right with respect to the 6,999,800 aggregate number of shares it acquired pursuant to certain transactions between us and IXIS-Corporate & Investment Bank (now known as Natixis) in May 2005, which we refer to as the “Natixis placements”.

The number of shares that may be repurchased from any such shareholder will equal the product of the total number of shares that Lazard Ltd reasonably determines to purchase to ensure ongoing satisfaction of the limitation on benefits article of the applicable tax treaty, multiplied by a fraction, the numerator of which is the number of shares beneficially owned by such shareholder (other than the 6,999,800 aggregate number of shares Natixis acquired pursuant to the Natixis placements), and the denominator of which is the total number of shares (reduced by the aggregate number of shares Natixis acquired pursuant to the Natixis placements) beneficially owned by such shareholders subject to this repurchase right.

Instead of exercising the repurchase right described above, Lazard Ltd will have the right, but not the obligation, to cause the transfer to, and procure the purchase by, any U.S. citizen or a qualified resident of the U.S. or the other contracting state of the applicable tax treaty (as determined for purposes of the relevant provision of the limitation on benefits article of such treaty) of the number of outstanding shares beneficially owned by any shareholder that are otherwise subject to repurchase under our bye-laws as described above, at fair market value (as determined in the good faith discretion of our board of directors).

Outcome of future U.S. tax legislation is unknown at the present time.

On April 10, 2013, the Executive Branch presented its 2014 budget proposals to Congress. The budget proposals included several potential revenue generating items, including proposals to (i) limit the deduction of certain related party interest and (ii) limit or defer the deduction of interest attributable to foreign source income of foreign subsidiaries. Each of these proposals would be effective only for taxable years beginning after December 31, 2014. In addition, other members of Congress may propose legislation that, if enacted, would reclassify certain types of foreign corporations as U.S. corporations for U.S. tax purposes if the management and control of such entities occurs primarily within the U.S.

We are currently unable to predict the ultimate outcome of any of these proposals. If enacted in the form proposed in the 2014 budget submission, however, some of these proposals may increase Lazard’s effective tax rate during future periods.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (“SEC”). You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s internet site at http://www.sec.gov. Copies of these reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, U.S.A.

We maintain an website at http://www.lazard.com. The information contained in or connected to our website is not a part of this prospectus supplement, and you should not rely on such information in making your decision whether to purchase our common stock.

We are “incorporating by reference” into this prospectus supplement specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC (excluding any portions of such documents that are “furnished” but not “filed” for purposes of the Exchange Act) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to in this prospectus supplement as the “Exchange Act”), until the termination of the offerings of all of the common stock covered by this prospectus supplement. This prospectus supplement is part of a registration statement filed with the SEC.

We are incorporating by reference into this prospectus supplement the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Lazard Ltd’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 28, 2013 (“Annual Report on Form 10-K”) (File No. 001-32492);

•	Lazard Ltd’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 1, 2013 (“Quarterly Report on Form 10-Q”) (File No. 001-32492);

•	Lazard Ltd’s Proxy Statement on Schedule 14A, filed on March 15, 2013 (“Proxy Statement”) (File No. 001-32492);

•	Lazard Ltd’s Current Reports on Form 8-K filed on February 7, 2013 and April 26, 2013 (File No. 001-32492); and

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Description of the Class A common stock contained in the final prospectus for Lazard Ltd filed pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the “Securities Act”), on May 6, 2005 with respect to the Registration Statement on Form S-1 (the “S-1 Registration Statement”) (File No. 333-121407).

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference in this prospectus supplement. You can request copies of such documents if you write to us at the following address: Investor Relations, Lazard Ltd, 30 Rockefeller Plaza, New York, New York 10020 or call us at (212) 632-6000. You may also obtain copies of any such documents by visiting our website at http://www.lazard.com.

This prospectus supplement and information incorporated by reference herein contain summaries of certain agreements that we have filed as exhibits to our various SEC filings. The descriptions of these agreements contained in this prospectus supplement or information incorporated by reference herein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us at the address or telephone number listed above.

You should rely only upon the information contained in this prospectus supplement and incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus supplement and that any information incorporated by reference is accurate as of any date other than that of the document incorporated by reference.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any subsequent prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have made statements in this prospectus supplement and in the information incorporated by reference in this prospectus supplement under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this prospectus supplement, and in the information incorporated by reference in this prospectus supplement, that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target”, “goal” or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to, the numerous risks and uncertainties outlined in “Risk Factors” above or incorporated by reference into this prospectus supplement, including the following:

•	a decline in general economic conditions or the global financial markets,

•	a decline in overall mergers and acquisitions activity, our share of the mergers and acquisitions market or our assets under management,

•	losses caused by financial or other problems experienced by third parties,

•	losses due to unidentified or unanticipated risks,

•	a lack of liquidity, i.e., ready access to funds, for use in our businesses, and

•	competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

These risks and uncertainties are not exhaustive. Other sections of this prospectus supplement may include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee the accuracy of our estimated targets, future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus supplement to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about the:

•	business’ financial goals, including the ratio of awarded compensation and benefits expense to operating revenue,

•	business’ ability to deploy surplus cash through dividends, share repurchases and debt repurchases,

•	business’ ability to offset stockholder dilution through share repurchases,

•	business’ possible or assumed future results of operations and operating cash flows,

•	business’ strategies and investment policies,

•	business’ financing plans and the availability of short-term borrowing,

•	business’ competitive position,

•	future acquisitions, including the consideration to be paid and the timing of consummation,

•	potential growth opportunities available to our businesses,

•	recruitment and retention of our managing directors and employees,

•	potential levels of compensation expense,

•	business’ potential operating performance, achievements, productivity improvements, efficiency and cost reduction efforts,

•	likelihood of success and impact of litigation,

•	expected tax rates,

•	changes in interest and tax rates,

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expectations with respect to the economy, securities markets, the market for mergers, acquisitions and strategic advisory and restructuring activity, the market for asset management activity and other industry trends,

•	effects of competition on our business, and

•	impact of future legislation and regulation on our business.

We are committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our websites to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries (“LAM”). Investors can link to Lazard Ltd, Lazard Group and their operating company websites through http://www.lazard.com. The information contained in or connected to our website is not a part of this prospectus supplement, and you should not rely on such information in making your decision whether to purchase our common stock.

USE OF PROCEEDS

All of the shares of Class A common stock offered by this prospectus supplement will be sold by the selling shareholders. This offering is not being underwritten, and the selling shareholders may elect, but have no obligation, to sell all or a portion or none of their shares in this offering. Lazard Ltd will not receive any proceeds from the sale of common stock pursuant to this offering.

PLAN OF DISTRIBUTION

We are registering the sale of 839,658 shares of our common stock on behalf of certain selling shareholders. This offering is not being underwritten, and the selling shareholders may elect, but have no obligation, to sell all or a portion or none of their shares in this offering. Lazard Ltd will receive no proceeds from this offering.

The selling shareholders may sell all or a portion or none of the shares covered by this prospectus supplement from time to time. Each selling shareholder will act independently of Lazard Ltd and of the other selling shareholders in making decisions with respect to the timing, manner and size of each sale. The sales may be made on the New York Stock Exchange or any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

•	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus supplement,

•	an exchange distribution in accordance with the rules of such exchange,

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers,

•	in privately negotiated transactions, and

•	any other method permitted pursuant to applicable law.

To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution or to include additional selling shareholders. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders also may sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus supplement. The selling shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus supplement.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale.

Broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus supplement which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to the LAZ-MD Holdings Stockholders’ Agreement, Lazard Ltd will bear all costs, expenses and fees in connection with the registration of the shares. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling shareholders may agree to indemnify certain persons, including broker-dealers or agents, against certain liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

SELLING SHAREHOLDERS

The selling shareholders listed below include current and former managing directors of Lazard or companies formerly affiliated with Lazard and related trusts of the foregoing who hold LAZ-MD Holdings exchangeable interests and common stock.

The selling shareholders listed below are registering the sale of an aggregate of 839,658 shares of our common stock pursuant to this prospectus supplement, which shares such shareholders will receive upon the exchange of an aggregate of 839,658 LAZ-MD Holdings exchangeable interests.

Natixis is not selling any of its 6,999,800 shares of our common stock in this offering.

The shares being registered upon the exchange of an aggregate of 839,658 LAZ-MD Holdings exchangeable interests represent approximately 54% of the LAZ-MD Holdings exchangeable interests that are currently eligible to be sold and approximately 54% of the aggregate outstanding LAZ-MD Holdings exchangeable interests as of May 10, 2013. The shares being registered will have been issued pursuant to, and in accordance with the exchange schedule in, agreements that were entered into in connection with the initial public offering of our common stock on May 10, 2005.

The following table sets forth as of the date of this prospectus supplement certain information regarding the beneficial ownership of our common stock by the selling shareholders:

•	the number of shares beneficially owned immediately prior to this offering, and

•	the number of shares to be registered for sale in this offering.

No estimate can be given as to the amount of shares that will be held by the selling shareholders after completion of this offering because the selling shareholders may offer all or a portion or none of the shares and because there currently are no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares offered by this prospectus supplement may be offered from time to time by the selling shareholders named below.

Each selling shareholder, except as noted in the table below, is a current or former managing director of Lazard or companies formerly affiliated with Lazard or a related trust of the foregoing. To our knowledge, and pursuant to applicable community property laws, the persons named in the table below and their applicable family trusts, grantor retained annuity trusts and charitable foundations (and similar entities) have beneficial ownership of the common stock and LAZ-MD Holdings exchangeable interests held by them. The table below assumes the full exchange of all LAZ-MD Holdings exchangeable interests, including those proposed to be registered for sale in this offering, into shares of our common stock. The address for each selling shareholder is: c/o Lazard Group LLC, 30 Rockefeller Plaza, New York, New York 10020.

	Prior to this Offering		Registered for Sale in this Offering
Selling Shareholders (a)	Shares of Common Stock	Percentage of Common Stock	Shares of Common Stock	Percentage of Common Stock

Current and Former Managing Directors:
Mr. Krishnamurthy Balakrishnan	8,674	*	8,674	*
Mr. François Polge de Combret	560,711	*	560,711	*
Mr. Matthew R. Jarman	6,767	*	6,767	*
Mr. Torsten Murke	89,730	*	89,730	*
QTIP Marital Trust u/w/o Donald A. Petrie	5,583	*	5,583	*
Mr. John J. Rohs	168,193	*	168,193	*

Total	839,658	*	839,658	*

*	Less than 1% beneficially owned.
(a)	Includes shares of our common stock that are issuable upon exchange of the LAZ-MD Holdings exchangeable interests held by such person and the family trusts, grantor retained annuity trusts or charitable foundations (and similar entities) created by them. These interests are included on an as-exchanged basis. Absent an acceleration event and except as otherwise described in this prospectus supplement, these interests are generally exchangeable assuming compliance with covenants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For a discussion of certain relationships and related transactions, including our relationship with LAZ-MD Holdings and LFCM Holdings, the LAZ-MD Holdings Stockholders’ Agreement, and certain relationships with our directors, executive officers and employees, see “Certain Relationships and Related Transactions” in our Proxy Statement.

DESCRIPTION OF OUR COMMON STOCK

The following summary is a description of the material terms of our share capital. We have filed our certificate of incorporation and memorandum of association and bye-laws as exhibits to our Annual Report on Form 10-K. See “Where You Can Find More Information”.

General

Our authorized share capital consists of 500,000,000 shares of Class A common stock, par value $0.01 per share, one share of Class B common stock, par value $0.01 per share and 15,000,000 preference shares, par value $0.01 per share.

Common Stock

As of May 10, 2013, there were 128,216,423 shares of Class A common stock issued and outstanding, including 7,004,213 shares of our Class A common stock held by our subsidiaries, and one share of Class B common stock issued and outstanding.

Preferred Stock

As of May 10, 2013, there were 7,921 shares of Series A preferred stock issued and outstanding.

Voting

Each share of our Class A common stock entitles its holder to one vote per share. Each LAZ-MD Holdings exchangeable interest, all of which are held by current and former managing directors, is effectively exchangeable, together with a Lazard Group common interest held by LAZ-MD Holdings, for a share of our Class A common stock, with such ratio subject to adjustment. The single outstanding share of our Class B common stock is intended to allow the holders of LAZ-MD Holdings exchangeable interests to individually vote in proportion to their indirect economic interests in Lazard Ltd. For a description of the voting rights of holders of LAZ-MD Holdings exchangeable interests, see “Certain Relationships and Related Transactions—LAZ-MD Holdings Stockholders’ Agreement” in our Proxy Statement. Our Class B common stock has approximately 1.3% of the voting power of Lazard Ltd as of May 10, 2013, which percentage will decrease proportionately as Lazard Group common membership interests are exchanged for shares of our Class A common stock. Upon full exchange of the LAZ-MD Holdings exchangeable interests for shares of our Class A common stock, the Class B common stock would cease to be outstanding, and all of the Lazard Group common membership interests formerly owned by LAZ-MD Holdings would be owned indirectly by Lazard Ltd.

Economic Rights

Pursuant to our bye-laws, each share of our Class A common stock is entitled to equal economic rights. However, the Class B common stock will have no rights to dividends or any liquidation preference. Although the Class B common stock represents approximately 1.3% of the voting power of Lazard Ltd as of May 10, 2013, the Class B common stock will have no economic rights.

Dividends

Subject to compliance with applicable law, we currently intend to declare quarterly dividends on all outstanding shares of our Class A common stock. The Class B common stock is not entitled to dividend rights.

On April 25, 2013 our board of directors declared a quarterly dividend of $0.25 per share on our Class A common stock, which is payable on May 24, 2013, to stockholders of record on May 6, 2013. We declared a quarterly cash dividend on our Class A common stock during each of the four quarters of 2010, 2011 and 2012.

The declaration of any dividends and, if declared, the amount of any such dividend, will be subject to the actual future earnings, cash flow and capital requirements of our company, to the amount of distributions to us from Lazard Group and to the discretion of our board of directors. Our board of directors will take into account:

•	general economic and business conditions,

•	our financial results,

•	capital requirements of our subsidiaries,

•	contractual, legal, tax and regulatory restrictions on and implications of the payment of dividends by us to our shareholders or by our subsidiaries (including Lazard Group) to us, and

•	such other factors as our board of directors may deem relevant.

We are a holding company and have no direct operations. As a result, we depend upon distributions from Lazard Group to pay any dividends. We expect to continue to cause Lazard Group to pay distributions to us in order to fund any such dividends, subject to applicable law and the other considerations discussed above. In addition, as managing directors and other members of LAZ-MD Holdings convert their exchangeable interests into shares of our common stock, the number of our outstanding shares will increase, thereby diluting each shareholder’s proportional interests in the excess cash held by us to the extent that we retain excess cash balances or acquire additional assets with excess cash balances. For a discussion of Lazard Group’s cash distribution policy, see “The Separation and Recapitalization Transactions and the Lazard Organizational Structure” in our S-1 Registration Statement.

Additionally, we are subject to Bermuda legal constraints that may affect our ability to pay dividends on our common stock and make other payments. Under the Companies Act, we may declare or pay a dividend out of distributable reserves only if we have reasonable grounds for believing that we are, or would after the payment be, able to pay our liabilities as they become due and if the realizable value of our assets would thereby not be less than our liabilities.

For a discussion of Bermuda legal constraints related to the payment of dividends, see “—Bermuda Law”.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of Lazard Ltd. We currently have 15,000,000 authorized preference shares, of which 7,921 shares of Series A preferred stock are issued and outstanding. Our board of directors currently has the authority to issue up to 14,992,079 preference shares without any further vote or action by the shareholders, in accordance with the provisions of our bye-laws. See “Risk Factors—Risks Related to this Offering—Lazard Ltd may issue preference shares and our bye-laws and Bermuda law may discourage takeovers, which could affect the rights of holders of our common stock”.

Acquisition of Shares by Us

Our bye-laws provide that if our board of directors determines that we or any of our subsidiaries do not meet, or in the absence of repurchases of shares will fail to meet, the ownership requirements of a limitation on benefits article of a bilateral income tax treaty with the U.S., and that such tax treaty would provide material benefits to us or any of our subsidiaries, we generally have the right, but not the obligation, to repurchase at fair market value (as determined in the good faith discretion of our board of directors) shares from any shareholder who beneficially owns more than 0.25% of our outstanding shares and who fails to demonstrate to our satisfaction that such shareholder is either (a) a U.S. citizen or (b) a qualified resident of the U.S. or the other contracting state of the applicable tax treaty (as determined for purposes of the relevant provision of the limitation on benefits article of such treaty). Natixis is not subject to this repurchase right with respect to the aggregate number of shares it acquired pursuant to the Natixis placements. The number of shares that may be repurchased from any such shareholder will equal the product of the total number of shares that we reasonably determine to purchase to ensure on-going satisfaction of the limitation on benefits article of the applicable tax treaty, multiplied by a fraction, the numerator of which is the number of shares beneficially owned by such shareholder and the denominator of which is the total number of shares (reduced by the aggregate number of shares Natixis acquired pursuant to the Natixis placements) beneficially owned by subject shareholders. Instead of exercising the repurchase right described above, we will have the right, but not the obligation, to cause the transfer to, and procure the purchase by, any U.S. citizen or a qualified resident of the U.S. or the other contracting state of applicable tax treaty of the number of outstanding shares beneficially owned by any shareholder that are otherwise subject to repurchase under our bye-laws as described above, at fair market value (as determined in the good faith discretion of our board of directors).

Share Repurchase Program

In February 2011, October 2011, April 2012 and October 2012 the board of directors of Lazard Ltd authorized, on a cumulative basis, the repurchase of up to $250 million, $125 million, $125 million and $200 million, respectively, in aggregate cost of Class A common stock and Lazard Group common membership interests through December 31, 2012, December 31, 2013, December 31, 2013 and December 31, 2014, respectively. The Company’s prior share repurchase authorizations expired on December 31, 2009 and December 31, 2011. The Company expects that the share repurchase program, with respect to the Class A common stock, will continue to be used, among other ways, to offset a portion of the shares that have been or will be issued under the Lazard Ltd 2005 Equity Incentive Plan and the Lazard Ltd 2008 Incentive Compensation Plan. Pursuant to such authorizations, purchases have been made in the open market or through privately negotiated transactions. As of March 31, 2013, approximately $124 million of the current share repurchase amount authorized as of such date remained available under the share repurchase program, all of which expires December 31, 2014.

Bermuda Law

Our board of directors believes that it is of primary importance that our shareholders are treated fairly and have proper access to and recourse against the Company. Bermuda was chosen as our place of incorporation for several reasons, including its acceptability to our working members, who are domiciled around the world, and potential investors. Bermuda has an established corporate law which, coupled with the provisions of our bye-laws, we believe provides shareholders with an appropriate level of protection and rights.

We are an exempted company organized under the Companies Act. The rights of our shareholders, including those persons who will become shareholders in connection with this offering, are governed by Bermuda law and our memorandum of association and bye-laws. The Companies Act differs in some material respects from laws generally applicable to U.S. corporations and their shareholders. For a summary of the material provisions of Bermuda law and our organizational documents, please see “Description of Capital Stock—Bermuda Law” in our S-1 Registration Statement.

Registration Rights

For a description of registration rights available under the LAZ-MD Holdings Stockholders’ Agreement, see “Certain Relationships and Related Transactions—LAZ-MD Holdings Stockholders’ Agreement” in our Proxy Statement. For a description of the registration rights that have been granted to Natixis, see “—Natixis Investment in Our Common Stock” below.

Transfer Agent and Registrar

A register of holders of our common stock will be maintained by Codan Services Limited in Bermuda, and a branch register will be maintained in the U.S. by Computershare, Inc., who will serve as branch registrar and transfer agent.

Description of Lazard Group Membership Interests

For a description of Lazard Group membership interests see “Description of Capital Stock—Description of Lazard Group Membership Interests” in our S-1 Registration Statement.

Participatory Interests

For a description of participatory interests, see “Description of Capital Stock—Description of Lazard Group Membership Interests” in our S-1 Registration Statement.

Natixis Investment in Our Common Stock

Under the Natixis placements, Natixis participated as an investor in our recapitalization transactions in May 2005, purchasing $150 million of Lazard’s equity security units (“ESUs”) (which represented a contract to purchase our common stock on May 15, 2008 and a senior note of Lazard Group in an aggregate amount of $150 million) and 2,000,000 shares of our common stock at the equity public offering price of $25 per share. On May 15, 2008, the ESUs held by Natixis were settled and Natixis was issued 4,999,800 shares of common stock. In connection with Natixis’s investment, we have agreed that we will nominate one person designated by Natixis to our board of directors until such time as the sum of (a) the shares of our common stock then owned by Natixis, plus (b) the shares of our common stock issued under the terms of the ESUs then owned by Natixis, constitutes less than 50% of the sum of (x) the shares of our common stock initially purchased by Natixis, plus (y) the shares of our common stock issued under the terms of the ESUs purchased by Natixis. Laurent Mignon is currently the Natixis nominee to our board of directors.

Pursuant to a registration rights agreement, we granted Natixis registration rights with respect to securities purchased by Natixis in connection with the equity public offering and the ESU offering. The Natixis registration rights agreement provides that holders of those securities generally will have unlimited “piggyback” registration rights. The registration rights agreement also grants Natixis four demand registration rights requiring that we register the shares of our common stock held by Natixis, provided that the amount of securities subject to such demand constitutes at least 25% of the shares of our common stock held by Natixis and has an aggregate market value in excess of $20 million.

Delaware Law

The terms of share capital of corporations incorporated in the U.S., including Delaware, differ from corporations incorporated in Bermuda. See “Description of Capital Stock—Delaware

Law” in our S-1 Registration Statement for a discussion highlighting the material differences of the rights of a shareholder of a Delaware corporation compared with the rights of our shareholders under Bermuda law.

MATERIAL U.S. FEDERAL INCOME TAX AND BERMUDA TAX CONSIDERATIONS

The following discussion of our taxation and the taxation of our shareholders does not purport to be a comprehensive discussion of all the tax considerations that may be relevant to your decision to purchase common stock.

The discussion is based upon current law, including the Internal Revenue Code of 1986, as amended (the “Code”). Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of common stock.

The tax treatment of a holder of common stock, or of a person treated as a holder of common stock for U.S. Federal income, state, local or foreign tax purposes, may vary depending on the holder’s particular tax situation. Statements contained herein as to the beliefs, expectations and conditions of Lazard and its subsidiaries, as they relate to the application of such tax laws or facts, represent the view of management and do not represent the opinions of counsel.

Prospective investors (including all Non-U.S. Persons as defined below) should consult their own tax advisors concerning the U.S. Federal, state, local and foreign tax consequences of owning common stock under the laws of their countries of citizenship, residence, ordinary residence or domicile, including any information reporting obligations that may be imposed on an investor.

Taxation of Lazard and Its Subsidiaries

Bermuda

At the present time, Lazard Ltd is not subject to any Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax. Lazard Ltd has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us, to any of our operations or to our shares, debentures or other obligations, except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by us in respect of real property owned or leased by us in Bermuda.

United States

Partnership Status of Lazard Ltd. We have elected to be treated as a partnership for U.S. Federal income tax purposes. An entity that is treated as a partnership for U.S. Federal income tax purposes is not a taxable entity and incurs no U.S. Federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. Federal income tax liability, regardless of whether cash distributions are made. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.

Because Lazard Ltd is a “publicly traded partnership” within the meaning of Section 7704(b) of the Code, Lazard Ltd will be taxable as a corporation unless 90% or more of its gross income (which does not include the income of its corporate subsidiaries) for each taxable year beginning with the year of our equity public offering is “qualifying income”. For this purpose, qualifying income includes interest (other than interest derived in the conduct of a financial business), dividends and gains from capital assets held for the production of interest or dividends.

Although certain of Lazard Group’s corporate subsidiaries conduct a financial business (which gives rise to income that would not be qualifying income), Lazard Ltd does not believe, on the basis of all the facts and circumstances, that it is treated as conducting a financial business within the meaning of Section 7704 of the Code. However, the Internal Revenue Service (the “IRS”) may challenge this position. While we intend to manage our affairs so that Lazard Ltd will meet the 90% test in each taxable year, we may not be able to do so.

The remainder of this discussion assumes that Lazard Ltd will be treated as a partnership for U.S. Federal income tax purposes.

U.S. Subsidiaries and Effectively Connected Income of Non-U.S. Subsidiaries. Lazard Group is a limited liability company treated as a partnership for U.S. Federal income tax purposes. As members of Lazard Group, certain U.S. subsidiaries of Lazard Ltd are subject to U.S. Federal income tax on a net income basis on their share of the income of Lazard Group and its subsidiaries. In addition, certain non-U.S. subsidiaries of Lazard Ltd will be subject to U.S. Federal income tax on a net income basis on the income of Lazard Group and its subsidiaries that is “effectively connected” with their conduct of a trade or business in the U.S. In addition, those non-U.S. Lazard Ltd subsidiaries will be subject to a “branch profits” tax on their “effectively connected earnings and profits” (as determined for U.S. Federal income tax purposes), with certain adjustments, and a U.S. withholding tax on certain U.S. source income that is not “effectively connected” with a U.S. trade or business. The branch profits tax and the U.S. withholding tax are imposed at a rate of 30%, unless an applicable income tax treaty provides for a lower rate. The eligibility of our non-U.S. subsidiaries for treaty benefits depends upon their being “qualified residents” of their country, which in turn depends upon, among other things, at least 50% of the principal class of their shares being considered “ultimately owned” by U.S. citizens or persons that are “qualified residents” of the U.S. or of the treaty partner. We believe that these non-U.S. subsidiaries are eligible for benefits under the income tax treaty between the U.S. and the relevant foreign country, which provides for a maximum branch profits tax rate of 5% and a withholding tax rate of 0%. This requirement may not, however, be satisfied in any taxable year and we may not be able to document that fact to the satisfaction of the IRS.

Taxation of Shareholders

Bermuda Taxation

Under current Bermuda law, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by our shareholders in respect of our common stock.

U.S. Federal Income Taxation

The following discussion sets forth the material U.S. Federal income tax considerations related to the purchase, ownership and disposition of our common stock. Unless otherwise stated, this summary deals only with shareholders who are U.S. Persons (as defined below), who purchase their common stock in this offering, and who hold their common stock as capital assets within the meaning of Section 1221 of the Code.

The discussion does not purport to address all of the U.S. Federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. For example, if a partnership holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your tax advisor. In addition, except as expressly stated, the following summary does not address the U.S. Federal income tax consequences that may be relevant to special classes of shareholders who may be subject to special rules or treatment under the Code, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities, financial asset securitization investment trusts, dealers or traders in securities, tax-exempt organizations, expatriates, any person who owns, is deemed to own or becomes an owner of 10% or more of the total combined voting power of all classes of shares of Lazard Ltd entitled to vote, any person who holds common stock as part of a hedging or conversion transaction or as part of a short-sale or straddle or any individual who is a non-U.S. Person (as defined below) and who is present in the U.S. for 183 days or more in a taxable year. Furthermore, the discussion does not include any description of the tax laws of any state or local governments within the U.S. and this discussion does not address any information reporting obligations imposed on our shareholders as a result of the purchase, ownership or disposition of our common stock or any aspects of estate and gift taxation.

For purposes of this discussion, the term “U.S. Person” means (1) a citizen or resident of the U.S., (2) a corporation created or organized in or under the laws of the U.S., or any political subdivision thereof (including the District of Columbia), (3) an estate the income of which is subject to U.S. Federal income taxation regardless of its source, (4) a trust if either (a) a court within the U.S. is able to exercise primary supervision over the administration of such trust and one or more U.S. Persons have the authority to control all substantial decisions of such trust or (b) the trust has a valid election in effect to be treated as a U.S. Person for U.S. Federal income tax purposes or (5) any other person or entity that is treated for U.S. Federal income tax purposes as if it were one of the foregoing. The term “non-U.S. Person” means any person other than a U.S. Person.

Partner Status. Beneficial owners of shares who are also shareholders of record of Lazard Ltd are treated as partners of Lazard Ltd for U.S. Federal income tax purposes. Beneficial owners whose common stock is held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common stock are also treated as partners of Lazard Ltd for U.S. Federal income tax purposes.

A beneficial owner of common stock whose common stock has been transferred to a short seller to complete a short sale may be considered to lose its status as a partner with respect to this common stock for U.S. Federal income tax purposes. Please read “—Treatment of Shares Lent to Short Sellers”.

Flow-Through of Taxable Income. Lazard Ltd does not pay any U.S. Federal income tax. Instead, each shareholder is required to report on its U.S. Federal income tax return its allocable share of our income, gains, losses and deductions without regard to whether corresponding cash distributions are received by that shareholder. Although we generally operate our business so that our only net income consists of dividends received from our subsidiaries (and possibly interest), and we intend to allocate that income to the shareholders of Lazard Ltd to whom it is distributed, a shareholder may be allocated a share of our income even if it has not received a cash distribution. Each shareholder must include in income its allocable share of our income, gain, loss, and deduction for our taxable year ending with or within such shareholder’s taxable year.

Our gross income is derived principally from distributions on and redemptions of shares of our wholly-owned subsidiaries’ stock. Such distributions and redemptions are taxable as dividend income to the extent of the payor corporation’s current and accumulated earnings and profits, as determined for U.S. Federal income tax purposes, then treated as a tax-free return of capital to the extent of our basis in the payor corporation’s stock, and thereafter taxed as capital gain.

To the extent received by Lazard Ltd from a U.S. subsidiary, such dividend income that is allocable to individual Lazard Ltd shareholders that are U.S. Persons should be characterized as “qualified dividend income” and eligible for reduced rates of tax, provided that certain holding period requirements are satisfied.

Subject to the discussions below relating to the potential application of the passive foreign investment company, or “PFIC”, rules to our non-U S. subsidiaries, dividend income received from our non-U.S. subsidiaries that is allocable to individual Lazard Ltd shareholders that are U.S. Persons should be characterized as “qualified dividend income” eligible for reduced rates of tax, provided that certain holding period requirements are satisfied and that the payor corporation is a “qualified resident” of the relevant treaty partner as described above.

Treatment of Distributions. Because of the flow-through of taxable income described above, Lazard Ltd’s distributions to a shareholder generally will not be taxable to the shareholder for U.S. Federal income tax purposes to the extent of such shareholder’s tax basis in its common shares immediately before the distribution. Our cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the common shares, taxable in accordance with the rules described under “—Dispositions of Common Stock” below. Any reduction in a shareholder’s share of our liabilities, if any, for which no partner bears the economic risk of loss, known as “nonrecourse liabilities”, will be treated as a distribution of cash to that shareholder. A decrease in a shareholder’s percentage interest in Lazard Ltd because of our issuance of additional common shares would decrease its share of our nonrecourse liabilities, if any, and thus would result in a corresponding deemed distribution of cash. However, we generally operate our business so that Lazard Ltd has no direct “nonrecourse liabilities”.

Basis of Common Stock. A shareholder will have an initial tax basis for its common shares equal to the amount it paid for the common stock plus its share of our nonrecourse liabilities, if any. That basis will be increased by the shareholder’s share of Lazard Ltd income and by any increases in its share of our nonrecourse liabilities, if any. That basis will be decreased, but not below zero, by distributions from Lazard Ltd, by the shareholder’s share of our losses, by any decrease in its share of our nonrecourse liabilities (if any) and by its share of Lazard Ltd expenditures that are not deductible in computing our taxable income and are not required to be capitalized.

Limitations on Deductibility of Our Losses. Because we currently do not (and intend in the future not to) hold any significant assets other than stock of our subsidiaries, Lazard Ltd will likely incur losses, if any, only under limited circumstances, including, potentially, upon a sale of some or all of the stock of its subsidiaries. If Lazard Ltd were to incur any losses, a shareholder’s use of such losses could be limited under the “at risk” or “passive loss” rules.

The deduction by a shareholder of its share of our losses will be limited to the tax basis in its common stock and, in the case of an individual shareholder or a corporate shareholder that is subject to the “at risk” rules, to the amount for which the shareholder is considered to be “at risk” with respect to our activities, if that is less than its tax basis. In general, a shareholder will be at risk to the extent of the tax basis of its common stock, excluding any portion of that basis attributable to its share of our nonrecourse liabilities (if any), reduced by any amount of money it borrows to acquire or hold its common stock, if the lender of those borrowed funds owns an interest in Lazard Ltd, is related to a person (other than the shareholder) who owns an interest in Lazard Ltd, or can look only to the common stock for repayment. A shareholder’s at risk amount will generally increase or decrease as the tax basis of the shareholder’s common stock increases or decreases. A shareholder must recapture losses deducted in previous years to the extent that distributions cause its at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a shareholder or recaptured as a result of these limitations will carry forward and will be allowable to the extent that its tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Upon the taxable disposition of common stock, any gain recognized by a shareholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss previously suspended by the at risk or basis limitations above that gain may no longer be used.

The passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities only to the extent of the taxpayer’s income from those passive activities. A passive activity is defined as any activity that involves the conduct of a trade or business in which the taxpayer does not materially participate or any rental activity. We believe that the manner in which Lazard Ltd conducts its operations does not constitute the conduct of a trade or business for purposes of the passive activity loss rules. Consequently, these rules should not apply to holders of our common stock. We cannot be certain, however, that our manner of operations will not change and that holders of our common stock will not become subject to the passive activity loss rules in the future.

Prospective investors should consult their tax advisors as to the effects of the at risk and/or passive activity loss rules and any other limitations of deductions, including the 2% limitation on itemized deductions.

Limitations on Interest Deductions. The deductibility of a non-corporate taxpayer’s “investment interest” expense is generally limited to the amount of that taxpayer’s “net investment income”. The IRS has announced that Treasury Regulations will be issued that characterize net passive income (as determined under the passive loss limitation rules) from a publicly-traded partnership as investment income for this purpose. In addition, the shareholder’s share of our dividend and interest income will be treated as investment income, although “qualified dividend income” subject to reduced rates of tax in the hands of an individual, as described above, will only be treated as investment income if the individual shareholder elects to treat such dividend as ordinary income not subject to reduced rates of tax. Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment,

•	our interest expense attributed to portfolio income, if any, and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a shareholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a common share. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment.

Allocation of Income, Gain, Loss and Deduction. In general, if Lazard Ltd has a net profit or net loss, its items of income, gain, loss and deduction are allocated among the shareholders in accordance with their particular percentage interests in Lazard Ltd. However, we generally operate our business so that our only net income consists of dividends received from our subsidiaries (and possibly interest), and we intend to allocate that income to the shareholders of Lazard Ltd to whom it is distributed.

Special rules generally apply to determine the allocation of a partnership’s items of income, deduction, gain and loss related to “contributed property” (other than cash). Such special rules have limited relevance to our shareholders because such rules will generally not adversely affect shareholders who purchase their shares directly from Lazard Ltd or from the selling shareholders for cash.

An allocation of items of our income, gain, loss or deduction will generally be given effect for U.S. Federal income tax purposes in determining a partner’s distributive share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect”. In any other case, a partner’s distributive share of an item will be determined on the basis of the partner’s interest in Lazard Ltd, which will be determined by taking into account all the facts and circumstances, including the partner’s relative contributions to Lazard Ltd, the interests of the partners in economic profits and losses, the interests of the partners in cash flow and other nonliquidating distributions and rights of the partners to distributions of capital upon liquidation.

Although our operations generally do not result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

Treatment of Shares Lent to Short Sellers. A shareholder whose common shares are loaned to a “short seller” to cover a short sale of common shares may be considered as having disposed of ownership of those common shares. If so, the shareholder would no longer be a partner with respect to those common shares during the period of the loan and, although the shareholder will receive no cash, the shareholder may recognize gain or loss from the disposition, which will generally be capital gain or loss as described below under “—Dispositions of Common Stock”. As a result, during this period:

•	any of our income, gain, deduction or loss with respect to those common shares would not be reportable by the shareholder,

•	any cash distributions received by the shareholder with respect to those common shares would be fully taxable, and

•	all of these distributions would appear to be treated as ordinary income.

The holding period of a shareholder whose common shares are loaned to a “short seller” to cover a short sale of common shares will restart when the common shares are returned to the shareholder. Shareholders desiring to ensure their status as partners and avoid the risk of gain recognition should modify any applicable brokerage account agreements to prohibit their brokers from borrowing their common shares. The IRS has in past years announced that it was actively studying issues relating to the tax treatment of short sales of partnership interests. Please also read “—Dispositions of Common Stock”. Shareholders whose common shares are loaned to a “short seller” should consult their own tax advisors with respect to their status as partners of Lazard Ltd for U.S. Federal income tax purposes.

Dispositions of Common Stock. A shareholder will recognize gain or loss on a sale of common stock equal to the difference between the amount realized and the shareholder’s tax basis for the common stock sold. A shareholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received plus its share of our nonrecourse liabilities, if any. Because the amount realized includes a shareholder’s share of our nonrecourse liabilities, if any, the gain recognized on the sale of common shares could result in a tax liability in excess of any cash received from the sale.

Prior distributions from Lazard Ltd that decreased a shareholder’s tax basis in that common share will, in effect, become taxable income if the common stock is sold at a price greater than the shareholder’s tax basis in that common stock, even if the price is less than its original cost.

Except as noted below (and, if applicable, under “—Passive Foreign Investment Companies”), gain or loss recognized by a shareholder on the sale or exchange of common stock will generally be taxable as capital gain or loss and as long-term capital gain or loss if the common stock is held for more than 12 months, generally subject (in the case of shareholders who are individuals) to preferential tax rates. Net capital loss may offset no more than $3,000 of ordinary income in the case of individuals and may only be used to offset capital gain in the case of corporations.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method. On the other hand, a selling shareholder who can identify common stock transferred with an ascertainable holding period may elect to use the actual holding period of the common stock transferred. A shareholder electing to use the actual holding period of common stock transferred must consistently use that identification method for all subsequent sales or exchanges of common stock.

Section 754 Election. Lazard Ltd has made the election permitted by Section 754 of the Code. The election is irrevocable without the consent of the IRS. The election generally requires Lazard Ltd to adjust a common stock purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Code to reflect the common stock purchaser’s purchase price. This election does not apply to a person who purchases common stock directly from Lazard Ltd. The Section 743(b) adjustment generally belongs to the purchaser and not to other partners. For purposes of this discussion, a partner’s inside basis in our assets will be considered to have two components, (1) its share of our tax basis in our assets (“common basis”) and (2) its Section 743(b) adjustment to that basis.

Because Lazard Ltd currently does not (and in the future intends not to) hold any significant assets other than stock of its subsidiaries, our Section 754 election will likely not be relevant to our shareholders except if Lazard Ltd sells, or is treated as selling, all or part of the stock of its subsidiaries. Generally, a Section 754 election is advantageous to a transferee shareholder if such shareholder’s tax basis in its common stock is higher than the common stock share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee shareholder would have a higher tax basis in its share of our assets for purposes of calculating, among other items, its share of any gain or loss on a sale of our assets. Conversely, a Section 754 election is disadvantageous to a transferee shareholder if such shareholder’s tax basis in its common stock is lower than those common shares’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the common stock may be affected either favorably or adversely by the election.

The calculations involved in the Section 754 election are complex, and we make them on the basis of assumptions as to the value of our assets and other matters. The determinations we make may be successfully challenged by the IRS and any allocations resulting from them may be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, Lazard Ltd may seek permission from the IRS to revoke its Section 754 election (although Lazard Ltd will be required to make similar adjustments to a partner’s inside basis in its assets under certain circumstances even if no Section 754 election is in effect). If Lazard Ltd successfully revokes its Section 754 election, a subsequent purchaser of common stock may be allocated more income than it would have been allocated had the election not been revoked.

Constructive Termination. Subject to the electing large partnership rules described below, Lazard Ltd will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period. Lazard Ltd’s termination would result in the closing of our taxable year for all shareholders. In the case of a shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. Lazard Ltd would be required to make new tax elections after a termination, including a new election under Section 754 of the Code. A termination could also result in penalties if Lazard Ltd were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Passive Foreign Investment Companies. In general, a foreign corporation will be a PFIC during a given year if (1) 75% or more of its gross income constitutes “passive income” or (2) 50% or more of its assets produce passive income.

If any of our direct non-U.S. subsidiaries were characterized as a PFIC during a given year, U.S. Persons holding common stock would be subject to adverse U.S. Federal income tax consequences, including a penalty tax at the time of the sale at a gain of (or receipt of an “excess distribution” with respect to) their shares, unless such persons made a “qualified electing fund election”. For these purposes, stock of a PFIC that is owned by Lazard Ltd is considered as owned proportionately by our shareholders. It is uncertain whether Lazard Ltd would be able to provide its shareholders with the information necessary for a U.S. Person to make a “qualified electing fund election” with respect to our non-U.S. subsidiaries.

We believe that none of Lazard Ltd’s directly-held non-U.S. subsidiaries should be treated as a PFIC. However, actual determination of PFIC status is fundamentally factual in nature and cannot be made until the close of the applicable taxable year. Moreover, we cannot be certain that the IRS will not challenge this position and that a court will not sustain such challenge. Prospective investors should consult their tax advisors as to the effects of the PFIC rules if they were to apply.

Information with Respect to Foreign Financial Assets. Individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 are generally required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons (such as our common stock), (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties and (iii) interests in foreign entities. U.S. holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of our common shares.

U.S. Federal Income Tax Considerations for Non-U.S. Persons. Ownership of our common stock by non-U.S. Persons raises special U.S. Federal income tax considerations. To the extent Lazard Ltd receives dividends from a U.S. subsidiary, distributions of such dividend income to Lazard Ltd shareholders who are non-U.S. Persons will be subject to U.S. withholding tax at a rate of 30%. A non-U.S. Person’s ability to lower such withholding rate under an applicable income tax treaty will likely be limited due to special rules under the Code relating to hybrid entities, such as Lazard Ltd, which is a partnership for U.S. Federal income tax purposes but which may not be a partnership under the laws of the non-U.S. Person’s country of residence.

To the extent Lazard Ltd receives dividends from a non-U.S. subsidiary, distributions of such dividend income to Lazard Ltd shareholders who are non-U.S. Persons will not be subject to U.S. tax, unless such income were deemed to be effectively connected with a trade or business conducted by Lazard Ltd or the recipient shareholder in the U.S.

While we manage our affairs so that Lazard Ltd will not be engaged in a trade or business in the U.S., we may not, however, be able to do so in the future. If Lazard Ltd were engaged in a trade or business in the U.S., non-U.S. Persons that own our common stock would be considered to be engaged in business in the U.S. and would be subject to U.S. Federal income tax on a net income basis at regular rates on income “effectively connected” with such trade or business.

Lazard Ltd will be required to pay withholding tax with respect to the portion of our income that is “effectively connected” with the conduct of a U.S. trade or business and that is allocable to non-U.S. Persons that hold our common stock. Under rules applicable to publicly-traded partnerships, Lazard Ltd will withhold taxes on actual cash distributions attributable to effectively connected income made quarterly to shareholders that are non-U.S. Persons at the highest marginal rate applicable to individuals at the time of the distribution. Each shareholder that is a non-U.S. Person must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for the taxes withheld or to claim the benefits of an applicable tax treaty. A change in applicable law may require us to change these procedures.

If Lazard Ltd is unable to avoid being considered to be engaged in a trade or business in the U.S., a foreign corporate shareholder that owns our common stock may be subject to U.S. branch profits tax at a rate of 30%, in addition to regular Federal income tax, on its allocable share of our income and gain, as adjusted for changes in the foreign corporate shareholder’s “U.S. net equity”, which are effectively connected with its conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the U.S. and the country of which the foreign corporate shareholder is a “qualified resident”. In addition, this type of shareholder is subject to special information reporting requirements under Section 6038C of the Code.

A shareholder that is a non-U.S. Person will be subject to U.S. Federal income tax upon the sale or disposition of our common stock to the extent that such shareholder recognizes gain upon such sale or disposition and such gain is effectively connected with a U.S. trade or business of the shareholder. The IRS has concluded in a published ruling that a shareholder’s gain will be treated as effectively connected with a U.S. trade or business of the shareholder to the extent Lazard Ltd is treated as engaged in a U.S. trade or business through a fixed place of business in the U.S. and the shareholder’s gain is attributable to our U.S. source property.

Administrative Matters

Information Returns. We furnish to each shareholder, within 90 days after the close of each calendar year, specific tax information, which describes each shareholder’s share of our income, gain, loss and deduction for its preceding taxable year. In preparing this information, which is generally not reviewed by counsel, we use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine the shareholder’s share of income, gain, loss and deduction. Any of those conventions may not yield a result that conforms to the requirements of the Code, regulations or administrative interpretations of the IRS. The IRS may successfully contend in court that those accounting and reporting conventions are impermissible. Any challenge by the IRS could negatively affect the value of the common stock.

Elective Procedures for Large Partnerships. The Code allows large partnerships to elect streamlined procedures for income tax reporting. This election would reduce the number of items that must be separately stated on the Schedules K-1 that are issued to the shareholders, and such Schedules K-1 would have to be provided to shareholders on or before the first March 15 following the close of each taxable year. In addition, this election would prevent Lazard Ltd, which is taxed as a partnership for U.S. Federal income tax purposes, from suffering a “technical termination” (which would close our taxable year) if, within a twelve month period, there is a sale or exchange of 50% or more of our total interests. To date, Lazard Ltd has not made such an election.

Backup Withholding. For each calendar year, Lazard Ltd reports to its shareholders who are U.S. Persons and to the IRS the amount of distributions that it pays, and the amount of tax (if any) that it withholds on these distributions. Under the backup withholding rules, you may be subject to backup withholding tax with respect to distributions paid unless you: (i) are a corporation or come within another exempt category and demonstrate this fact when required; or (ii) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax and otherwise comply with the applicable requirements of the backup withholding tax rules. Exempt shareholders who are U.S. Persons should indicate their exempt status on a properly completed IRS Form W-9 or an applicable substitute form. A non-U.S. Person may qualify as an exempt recipient by submitting a properly completed IRS Form W-8BEN or an applicable substitute form. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a shareholder will be allowed as a credit against such shareholder’s U.S. Federal income tax liability and may entitle the shareholder to a refund.

Additional Withholding Requirements. Under the U.S. Foreign Account Tax Compliance Act (“FATCA”), (i) all entities in a broadly defined class of foreign financial institutions (“FFIs”) are required to comply with a complicated and expansive reporting regime or, beginning in 2014, be subject to a 30% United States withholding tax on certain U.S. payments (and beginning in 2017, a 30% withholding tax on gross proceeds from the sale of U.S. stocks and securities) and (ii) non-U.S. entities which are not FFIs (“NFFEs”) are required to either certify they have no substantial U.S. beneficial ownership or to report certain information with respect to their substantial U.S. beneficial ownership or, beginning in 2014, be subject to a 30% U.S. withholding tax on certain U.S. payments (and beginning in 2017, a 30% withholding tax on gross proceeds from the sale of U.S. stocks and securities). The reporting obligations imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS. Under current Treasury regulations, certain FFIs and NFFEs may be exempt from such withholding even if they do not comply with these requirements. An intergovernmental agreement between the U.S. and an applicable non-U.S. country may modify such requirements. Potential holders of our common stock should consult their tax advisors regarding the implications of FATCA to holding and disposing of our common stock.

Treatment of Amounts Withheld. If Lazard Ltd or any of its subsidiaries is required to withhold any U.S. tax on distributions made to any shareholder or to Lazard Ltd that are allocable to any shareholder, Lazard Ltd or such subsidiary will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the shareholder with respect to whom the payment was made and will reduce the amount of cash to which such shareholder would otherwise be entitled.

Nominee Reporting. Persons who hold an interest in Lazard Ltd as a nominee for another person are required to furnish to us:

(a)	the name, address and taxpayer identification number of the beneficial owner and the nominee,

(b)	whether the beneficial owner is:

(1)	a person that is not a U.S. Person,

(2)	a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or

(3)	a tax-exempt entity,

(c)	the amount and description of common stock held, acquired or transferred for the beneficial owner, and

(d)	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. Persons and specific information on common stock they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report that information to Lazard Ltd. The nominee is required to supply the beneficial owner of the common stock with the information return furnished by Lazard Ltd.

VALIDITY OF COMMON STOCK

The validity of the shares of our common stock offered hereby has been passed upon for Lazard Ltd by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Lazard has been represented by Cravath, Swaine  & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Prospectus

Class A Common Stock

Preference Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

The securities covered by this prospectus may be sold from time to time by Lazard Ltd. In addition, selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “LAZ.”

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that we incorporate by reference.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2013.

No person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, which we refer to in this prospectus as the “SEC,” using the “shelf” registration process. Under this shelf registration process, we, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we or a selling security holder may offer. Each time we, or, under certain circumstances, our security holders, sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the means of distribution. The prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus, unless the context otherwise requires, the terms:

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“Lazard,” “we,” “our,” “us” and the “Company” refer to Lazard Ltd, a Bermuda exempted company whose shares of Class A common stock are publicly traded on the New York Stock Exchange under the symbol “LAZ,” and its subsidiaries, including Lazard Group.

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“Lazard Group,” refers to Lazard Group LLC, a Delaware limited liability company that is the holding company for the subsidiaries that conduct Lazard’s business (which includes all of the businesses, subsidiaries, assets and liabilities of Lazard Ltd and Lazard Group, which we refer to in this prospectus as “our business”).

References to “securities” includes any security that we might sell under this prospectus or any prospectus supplement.

We prepare our financial statements in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or “U.S. GAAP”, including all of the financial statements incorporated by reference or included in this prospectus. Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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LAZARD LTD

We are one of the world’s preeminent financial advisory and asset management firms. We have long specialized in crafting solutions to the complex financial and strategic challenges of a diverse set of clients around the world, including corporations, governments, institutions, partnerships and individuals. Founded in 1848 in New Orleans, we currently operate from 40 cities in key business and financial centers across 26 countries throughout Europe, North America, Asia, Australia, the Middle East and Central and South America. We focus primarily on two business segments - Financial Advisory and Asset Management. We believe that the mix of our activities across business segments, geographic regions, industries and investment strategies helps to diversify and stabilize our revenue stream.

Lazard Ltd was incorporated in Bermuda on October 25, 2004. Lazard Group was formed in Delaware on March 2, 2000 under the name Lazard LLC and was renamed Lazard Group LLC on May 10, 2005. Our principal executive offices are located in the U.S. at 30 Rockefeller Plaza, New York, New York 10020, with a general telephone number of (212) 632-6000, in France at 121 Boulevard Haussmann, 75382 Paris Cedex 08, with a general telephone number of 33-1-44-13-01-11 and in the United Kingdom at 50 Stratton Street, London W1J 8LL, with a general telephone number of 44-20-7187-2000. Lazard Ltd’s registered office in Bermuda is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, with a general telephone number of (441) 295-1422. We maintain a public website at http://www.lazard.com. The information contained in or connected to our website is not a part of this prospectus, and you should not rely on such information in making your decision whether to purchase securities.

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RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by Lazard Ltd described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. If any of the events or developments described actually occurred, our business, financial condition or results of operations would likely suffer. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.” We have made statements in this prospectus and in the information incorporated by reference in this prospectus under the captions “Lazard Ltd,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this prospectus, and in the information incorporated by reference in this prospectus, that are forward-looking statements.

In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to, the numerous risks and uncertainties outlined in “Risk Factors,” including the following:

•	a decline in general economic conditions or the global financial markets,

•	a decline in overall mergers and acquisitions activity, our share of the mergers and acquisitions market or our assets under management,

•	losses caused by financial or other problems experienced by third parties,

•	losses due to unidentified or unanticipated risks,

•	a lack of liquidity, i.e., ready access to funds, for use in our businesses, and

•	competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

These risks and uncertainties are not exhaustive. Other sections of this prospectus may describe additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee the accuracy of our estimated targets, future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about the:

•	business’ financial goals, including the ratio of awarded compensation and benefits expense to operating revenue,

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•	business’ ability to deploy surplus cash through dividends, share repurchases and debt repurchases,

•	business’ ability to offset stockholder dilution through share repurchases,

•	business’ possible or assumed future results of operations and operating cash flows,

•	business’ strategies and investment policies,

•	business’ financing plans and the availability of short-term borrowing,

•	business’ competitive position,

•	future acquisitions, including the consideration to be paid and the timing of consummation,

•	potential growth opportunities available to our businesses,

•	recruitment and retention of our managing directors and employees,

•	potential levels of compensation expense,

•	business’ potential operating performance, achievements, productivity improvements, efficiency and cost reduction efforts,

•	likelihood of success and impact of litigation,

•	expected tax rates,

•	changes in interest and tax rates,

•

expectations with respect to the economy, securities markets, the market for mergers, acquisitions and strategic advisory and restructuring activity, the market for asset management activity and other industry trends,

•	effects of competition on our business, and

•	impact of future legislation and regulation on our businesses.

Lazard is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use websites to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management, which we refer to in this prospectus as “AUM,” in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC, which we refer to in this prospectus as “LAM,” and its subsidiaries. Investors can link to Lazard Ltd, Lazard Group and their operating company websites through http://www.lazard.com. The information contained in or connected to our website is not a part of this prospectus, and you should not rely on such information in making your decision whether to purchase securities.

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SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling security holder.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and the deficiency of our earnings to cover fixed charges for the periods indicated.

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009		Year Ended December 31, 2008

Ratio of earnings to fixed charges(a)	2.16	3.12	3.08	—	(b)	1.16

(a)	For purposes of computing the ratio of earnings to fixed charges: (i) earnings for the periods presented represent income before income taxes and fixed charges and (ii) fixed charges represent the interest expense and the portion of rental expense which represents an appropriate interest factor.
(b)	Lazard’s earnings were insufficient to cover its fixed charges by $182 million for the year ended December 31, 2009.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include additions to working capital, repayment of indebtedness, the financing of possible acquisitions and investments, stock repurchases or for such other purposes as may be specified in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder to be named in a prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK WE OR SELLING SECURITY HOLDERS MAY OFFER

For a description of the capital stock we or selling security holders may offer, see “Description of Capital Stock,” in Lazard Ltd’s final prospectus filed pursuant to Rule 424(b)(3) of the Securities Act on May 6, 2005 with respect to the Registration Statement on Form S-1 (File No. 333-121407). See “Where You Can Find More Information.”

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DESCRIPTION OF PREFERENCE SHARES WE MAY OFFER

The following description of the terms of the preference shares we may issue sets forth certain general terms and provisions of any series of preference shares to which any prospectus supplement may relate. The particular terms of the preference shares offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those series of preference shares will be described in the prospectus supplement relating to the applicable preference shares. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preference shares. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Bermuda law and the provisions of our bye-laws relating to our preference shares.

We may issue preference shares. Preference shares may be issued independently or together with any other securities and may be attached to or separate from the securities.

Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more class or series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of Lazard Ltd. We currently have 15,000,000 authorized preference shares, par value $0.01 per share.

The board of directors, in approving the issuance of a class or series of preference shares, will set forth with respect to such class or series, the following:

•	the number of shares in the class or series,

•	the designations of the class or series,

•

the dividend rates on the shares of that class or series (including, whether dividends are cumulative, and if so, from which date(s)) and the relative rights of priority, if any, of the payment of dividends on shares of that class or series,

•	whether that class or series has voting rights (in addition to any voting rights provided by law), and if so, the terms of such voting rights,

•

the conversion or exchange rights of the class or series, if any (including conversion into common stock), including the terms and conditions of such conversion or exchange (including provision for adjustment of the conversion or exchange rate as the board of directors determines),

•	whether the class or series will have a sinking fund for the redemption or repurchase of shares of that class or series, and if so, the terms and amounts of such sinking fund,

•

the right of the shares of that class or series to the benefit of conditions and restrictions upon the creation of indebtedness of Lazard Ltd or any of its subsidiaries, upon the issue of any additional shares (including additional shares of such class or series or any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Lazard Ltd or any of its subsidiaries of any issued shares of Lazard Ltd,

•	the liquidation rights and other relative participation, and

•	any optional or other special rights, qualifications, limitations or restrictions of that class or series.

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The terms of each class or series of preference shares will be described in any prospectus supplement related to such class or series of preference shares and will contain a discussion of any material Bermuda or material United States Federal income tax considerations applicable to the preference shares.

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DESCRIPTION OF WARRANTS WE MAY OFFER

The following description of the terms of warrants we may issue sets forth certain general terms and provisions of any warrants to which any prospectus supplement may relate. The particular terms of warrants offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those warrants will be described in the prospectus supplement relating to the applicable warrants. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such warrants. This description does not purport to be complete.

General

We may issue warrants, including warrants to purchase shares of our common stock and preference shares. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.

Other Warrants

The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:

•	the title of the warrants,

•	the securities (which may include preference shares or common stock) for which the warrants are exercisable,

•	the price or prices at which the warrants will be issued,

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable,

•

if applicable, the designation and terms of the preference shares or common stock with which the warrants are issued, and the number of the warrants issued with each share of preference shares or common stock,

•	if applicable, the date on and after which the warrants and the related preference shares or common stock will be separately transferable,

•	if applicable, a discussion of any material Bermuda tax considerations,

•	if applicable, a discussion of any material United States Federal income tax considerations, and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash or other consideration the number of preference shares or shares of our common stock at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus

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supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

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DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE

UNITS WE MAY OFFER

The following description of the terms of stock purchase contracts and stock purchase units we may issue sets forth certain general terms and provisions of any stock purchase contracts or stock purchase units to which any prospectus supplement may relate. The particular terms of stock purchase contracts or stock purchase units offered by any prospectus supplement and the extent, if any, to which these general terms and provisions may apply to those stock purchase contracts or stock purchase units will be described in the prospectus supplement relating to the applicable stock purchase contracts or stock purchase units. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such stock purchase contracts or stock purchase units. This description does not purport to be complete.

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock or preference shares at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units offered thereby and will contain a discussion of any material Bermuda or material United States Federal income tax considerations applicable to the stock purchase contracts and stock purchase units.

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PLAN OF DISTRIBUTION

We may sell our securities, and any selling security holder may offer and sell securities covered by this prospectus, in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

We will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds, if any, we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities of the series may be listed; and

•	any other information we think is material.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

We may sell offered securities directly or through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning

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of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling security holder. We or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

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LEGAL MATTERS

The validity of the securities will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda, with respect to securities governed by Bermuda law, and by Cravath, Swaine & Moore LLP, New York, New York, with respect to securities governed by New York law, as applicable, unless otherwise indicated in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Copies of these reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, U.S.A.

We maintain a website at http://www.lazard.com. The information contained in or connected to our website is not a part of this prospectus, and you should not rely on such information in making your decision whether to purchase securities.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC (excluding any portions of such documents that are “furnished” but not “filed” for purposes of the Exchange Act) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Lazard Ltd’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed on February 28, 2013 (“Annual Report on Form 10-K”) (File No. 001-32492);

•	Lazard Ltd’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed on May 1, 2013 (“Quarterly Report on Form 10-Q”) (File No. 001-32492);

•	Lazard Ltd’s Proxy Statement on Schedule 14A, filed on March 15, 2013 (“Proxy Statement”) (File No. 001-32492);

•	Lazard Ltd’s Current Reports on Form 8-K filed on February 7, 2013 and April 26, 2013 (File No. 001-32492); and

•

Description of the Class A common stock and risk factors related to the offering contained in the final prospectus for Lazard Ltd filed pursuant to Rule 424(b)(3) of the Securities Act on May 6, 2005 with respect to the Registration Statement on Form S-1 (File No. 333-121407).

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We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Investor Relations, Lazard Ltd, 30 Rockefeller Plaza, New York, New York 10020, (212) 632-6000, or you may visit our website at http://www.lazard.com for copies of any of such documents.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should rely only upon the information contained in this prospectus, any prospectus supplement or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

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839,658 Shares

Lazard Ltd

Class A Common Stock